UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2008

NORTHERN OIL AND GAS, INC.

(Name of small business issuer in its charter)

Nevada	000-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 Manitoba Avenue – Suite 200 Wayzata, Minnesota 55391	55391
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANTS BUSINESS AND OPERATIONS

Item 3.02 – Unregistered Sales of Equity Securities.

On or about April 24, 2008 and April 25, 2008, Northern Oil and Gas, Inc., a Nevada corporation (the “Company”) received gross proceeds of approximately $9.8 million from the exercise of outstanding warrants previously issued in connection with the Company’s September 2007 institutional private placement.  The warrants resulted in the issuance of an aggregate of 2,071,817 shares of the Company’s common stock, par value $0.001.  FIG Partners, Energy Research and Capital Group acted as agent on the Company’s behalf in facilitating the early exercise of the warrants for a $0.25 discount off the $5.00 exercise price almost one year prior to their expiration date, and received a commission equal to eight hundred seventy-five one thousandths of one percent (0.875%) of the gross proceeds in connection with the warrant exercises.

The Company believes that the issuance of the shares upon exercise of the warrants was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2) and Regulation D, Rule 506.  Parties exercising the warrants were afforded an opportunity for effective access to files and records of the Company that contained relevant information needed to make their investment decisions in connection with the original issuance of the warrants and had access to information regarding the Company’s business operations and financial condition publicly-filed shortly prior to the warrant exercises, including the Company’s financial statements and 1934 Act Reports.  The Company reasonably believes that each recipient, immediately prior to exercising the warrants, had such knowledge and experience in its financial and business matters that it was capable of evaluating the merits and risks of its investment.  Each recipient had the opportunity to speak with the Company’s officers and directors prior to their investment decision.

The form of warrant exercised was included as Exhibit 10.2 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on September 14, 2007.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated April 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN OIL AND GAS, INC.

Date:  April 28, 2008                                                          By /s/ Michael L. Reger

                                                                                                       Michael L. Reger, Chief Executive Officer